SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 27, 1996


                              TAUBMAN CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


             1-11530                                    38-2033632
      (Commission File Number)          (I.R.S Employer Identification Number)


    200 East Long Lake Road, Bloomfield Hills, Michigan  48304
    (Address of Principal Executive Office)           (Zip Code)


                                 (810) 258-6800
              (Registrant's Telephone Number, Including Area Code)


                                      None
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.        Other matters.

      The following is the text of a press release issued by Taubman Centers, Inc., the managing general partner of The Taubman Realty Group Limited Partnership, on June 27, 1996.







TAUBMAN COMPLETES ACQUISITION OF PASEO NUEVO
California Property Is Company's 20th Mall

      BLOOMFIELD HILLS, Mich., June 27 -- Taubman Centers, Inc. (NYSE:TCO) today announced that The Taubman Realty Group Limited Partnership (TRG) has completed the acquisition of Paseo Nuevo shopping center in Santa Barbara, California. As previously reported, the purchase price was $37 million.

      Taubman Centers, Inc., a real estate investment trust, is managing general partner of TRG, which owns, develops, acquires and operates regional shopping centers nationally.

      Paseo Nuevo is a 463,000 square foot open air center with 137,000 square feet of mall tenant area. Located in the heart of Santa Barbara's downtown retail district, it is anchored by Macy's and Nordstrom.

      Taubman has assumed management and leasing responsibility for Paseo Nuevo. The center is the 20th property in the TRG portfolio, which includes urban and suburban regional and super regional malls in 11 states.


                                     #     #     #

                                      SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                TAUBMAN CENTERS, INC.


Date:   June 28, 1996                           By: /s/ Bernard Winograd
                                                    --------------------
                                                Bernard Winograd
                                                Executive Vice President